UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 2, 2011

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071
(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2011, Electromed, Inc. (the “Company”) announced the appointment of Dr. James J. Cassidy, 51, to the newly-created position of Chief Operating Officer. Dr. Cassidy has extensive international management experience in the medical device industry. Since March 2010, Dr. Cassidy has offered business development and technology consulting services to the medical device industry through TransAtlantic Medical Device Consulting, LLC, an entity which he founded. Prior to that, Dr. Cassidy was the Chief Operating Officer of Vertebral Technologies, Inc. from June 2009 to February 2010 and the Chief Executive Officer of ApaTech, Ltd. from September 2004 to February 2009.  Dr. Cassidy has also served as the Chief Executive Officer of successful start up companies in the US (CERAbio) and Europe (Cartificial). In addition, Dr. Cassidy serves as a general partner of Epic BioVentures, LLC, a company that invests in and advises medical technology businesses. Dr. Cassidy has a doctorate in Biomedical Engineering from Case Western Reserve University and an MBA from the University of Memphis.

Dr. Cassidy commenced employment with the Company on June 1, 2011, pursuant to an employment offer letter accepted on May 31, 2011 (the “Agreement”). The Agreement provides for an initial annualized base salary of $152,000 and standard employee benefits available to the Company’s employees, such as health and retirement plans. In addition, Dr. Cassidy will be eligible to receive incentive cash compensation equal to $5,000 for each $1 million that the Company’s gross revenue for calendar year 2011 exceeds $18 million, pro-rated based on the portion of the calendar year Dr. Cassidy is employed by the Company.

The Agreement contains standard terms relating to best efforts, assignment of inventions and confidentiality. In addition, the Agreement contains twelve-month non-solicitation and non-competition provisions (subject to an exception for certain of Dr. Cassidy’s existing activities). The Agreement may be terminated by either the Company or Dr. Cassidy at any time.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release announcing Dr. Cassidy’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
	(a)	Financial statements: None.
	(b)	Pro forma financial information: None.
	(c)	Shell company transactions: None.
	(d)	Exhibits:
		10.1	Employment Offer Letter from Electromed, Inc. to Dr. James J. Cassidy
		99.1	Press release dated June 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: June 2, 2011	By /s/ Terry M. Belford
	Name:	Terry M. Belford
	Title:	Chief Financial Officer

EXHIBIT INDEX

Electromed, Inc.

Form 8-K Current Report

Exhibit Number	Description
10.1	Employment Offer Letter from Electromed, Inc. to Dr. James J. Cassidy
99.1	Press Release dated June 2, 2011